SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 8, 2004

Cogent Communications Group, Inc.

(Exact Name of Registrant as
Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer
Identification No.)

Delaware

(State or Other Jurisdiction
of Incorporation)

1015 31st Street N.W.

Washington, DC 20007

(Address of Principal
Executive Offices)

(202) 295-4200

(Registrant’s telephone
number, including area code)

ITEM 2.                            ACQUISITION OR DISPOSITION OF ASSETS.

As reported on its current report on Form 8-K filed January 8, 2004, on January 5, 2004, Cogent Communications Group, Inc. (“Cogent”) completed the acquisition of Symposium Gamma, Inc. a holding company which had acquired 100% of the stock of Firstmark Communications Participations S.a.r.l. (“FMCP”).  FMCP is the parent company to certain operating companies of the LambdaNet Group providing service primarily in Spain and France but also in the United Kingdom, Belgium, Luxemburg, the Netherlands, Portugal, Sweden and Switzerland.  In the acquisition the stockholders of Symposium Gamma, Inc. received 2,575 shares of Series I convertible preferred stock of Cogent.

Pursuant to Item 7(a)(4) of Form 8-K, this Form 8-K/A amends the current report on Form 8-K filed January 8, 2004 to include (1) the financial statements of FMCP required by Item 7(a) of Form 8-K and (2) the pro forma financial information required by Item 7(b) of Form 8-K.

ITEM 7.                            FINANCIAL STATEMENTS AND EXHIBITS

(a)                        Financial Statements of Businesses Acquired.

The following financial statements required by Item 7(a) of Form 8-K relating to FMCP are filed herewith:

Independent Auditors Report

Consolidated Balance Sheets as of December 31, 2003 and 2002

Consolidated Statements of Operations For the Years Ended December 31, 2003 and 2002

Consolidated Statements of Changes in Stockholder’s Equity For the Years Ended December 31, 2003 and 2002

Consolidated Statements of Cash Flows For the Years Ended December 31, 2003 and 2002

Notes to Consolidated Financial Statements

(b)                       Pro Forma Financial Information.

The following pro forma financial information required by Item 7(b) of Form 8-K relating to Cogent’s acquisition of FMCP is filed herewith:

•                       Cogent Communications Group, Inc. pro forma balance sheet as of December 31, 2003 (unaudited)

•                       Explanatory notes to pro forma balance sheet

•                       Cogent Communications Group, Inc. pro forma statement of operations for the year ended December 31, 2003 (unaudited)

•                       Explanatory notes to pro forma statement of operations

(c)                        Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: March 30, 2004	By:	/s/	THADDEUS G. WEED
			Name:	Thaddeus G. Weed
			Title:	Vice President and Controller

INDEPENDENT AUDITORS’ REPORT

To FirstMark Communications Participations S.à r.l. and Subsidiaries

We have audited the accompanying consolidated balance sheets of FirstMark Communications Participations S.à r.l. and subsidiaries (the “Group”) as of December 31, 2003 and 2002 and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002.  These financial statements are the responsibility of the Group. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstMark Communications Participations S.à r.l. and subsidiaries as of December 31, 2003 and 2002, the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in note 13 to the financial statements, the Group adopted Statement of Financial Accounting Standards 143 “Accounting for Asset Retirement Obligations” on January 1, 2003.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern.  As more fully described in note 1 to the financial statements, the Group has incurred recurring operating losses accumulating to EUR 164.2 million and has a working capital deficit of EUR 15.9 million as of December 31 2003.  These factors raise substantial doubt about its ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets, including property plant and equipment amounting to EUR 105.1 million or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG
Société Anonyme

Luxembourg, Grand Duchy of Luxembourg

March 17, 2004

CONSOLIDATED BALANCE SHEETS	FirstMark Communications Participations S.à r.l.
As of December 31, 2003 and 2002 (expressed in thousands of Euros)	and Subsidiaries

	Notes	2003	2002

ASSETS

Current assets:

Cash and cash equivalents		1,720	2,294
		1,720	2,294

Accounts receivable:
From related parties	16	114	1,497
Trade, net of allowance of € 1,133 and € 845	5	5,403	6,276
Other	6	2,288	3,697
		7,805	11,470

Prepaid expenses and other current assets	15	2,380	1,173

Total current assets		11,905	14,937

Investments:
Marketable securities	7	2,090	—
Pledged deposits	4	1,212	2,218
		3,302	2,218

Property and equipment, at cost	8	139,051	182,948
Less accumulated depreciation		(33,925)	(45,384)
		105,126	137,564

Intangible assets, at cost:	9
Licenses		1,274	1,274
Other		395	395
		1,669	1,669

Less accumulated amortization		(945)	(558)
		724	1,111

Total assets		121,057	155,830

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED BALANCE SHEETS	FirstMark Communications Participations S.à r.l.
As of December 31, 2003 and 2002 (expressed in thousands of Euros)	and Subsidiaries

	Notes	2003	2002

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable:
Trade		11,985	19,144
To related parties	16	7,769	1,324
Other	11	1,384	895
		21,138	21,363

Accrued liabilities	12	2,469	8,283
Current portion of long-term debt	14	2,875	3,229
Current portion of asset retirement obligations	13	292	—
Deferred income	15	1,078	3,871
Total current liabilities		27,852	36,746

Long-term liabilities:
Asset retirement obligations	13	685	—
Long-term debt and financing	14	38,583	108,433
Loans from Stockholder	16	216,055	234,515
Other non-current liabilities	15	—	738
Total long-term liabilities		255,323	343,686

Total liabilities		283,175	380,432

Commitments and Contingencies	23	—	—

Stockholders’ Equity:	10
Common stock, 125 shares authorized, issued and outstanding with a par value of EUR 100 each		13	13
Accumulated deficit		(164,222)	(224,615)
Accumulated other comprehensive income		2,091	—
Total stockholders’ equity		(162,118)	(224,602)

Total liabilities and stockholders’ equity		121,057	155,830

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS	FirstMark Communications Participations S.à r.l.
For the years ended December 31, 2003 and 2002	and Subsidiaries
(expressed in thousands of Euros)

	Notes	2003	2002

Revenue		21,624	21,855
Revenue with affiliated companies	16	1,866	945

Cost of revenue (excluding depreciation and amortization)		(4,450)	(2,793)

Cost from affiliated companies	16	(6,965)	(4,838)
Selling, general and administrative expenses		(19,611)	(24,295)
Impairment of assets	18	(1,651)	(112,074)
Loss on disposal of assets	19	(1,252)	—
Depreciation and amortization	8,9	(14,843)	(27,360)
Operating loss		(25,282)	(148,560)

Interest expense and other		(7,357)	(21,437)
Interest income and other		4	99
Exchange gain (loss), net		66	(4)
Restructuring of Renfe	14	59,438	—
Gain on debt extinguishments		33,780	6,270

Profit/(loss) before income taxes		60,649	(163,632)

Taxation	20	—	—

Profit/(loss) before cumulative effect on prior years of applying SFAS 143		60,649	(163,632)

Cumulative effect on prior years (to December 31,2002) of applying SFAS 143	13	(256)	—

Net Income/(loss)		60,393	(163,632)

Proforma amounts assuming that SFAS 143 is applied retroactively

Net Income/(loss)		60,649	(163,812)

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY	FirstMark Communications Participations S.à r.l. and Subsidiaries
For the year ended December 31, 2003 and 2002
(expressed in thousands of Euros except number of shares)

	Number of common shares outstanding	Common stock	Accumulated deficit	Accumulated other comprehensive income	Total

Balance as of January 1, 2002	125	13	(60,983)	—	(60,970)

Comprehensive gain/(loss):
Loss for the year			(163,632)		(163,632)
					(163,632)

Balance as of December 31, 2002		13	(224,615)	—	(224,602)

Balance as of January 1, 2003	125	13	(224,615)	—	(224,602)

Comprehensive gain/(loss):
Income for the year			60,393		60,393
Other comprehensive gain/(loss) :

Unrealized gain on marketable securities				2,090	2,090
Currency translation adjustment				1	1
					62,484

Balance as of December 31, 2003		13	(164,222)	2,091	(162,118)

The accompanying notes are an integral part of these financial statements

CONSOLIDATED STATEMENT OF CASH FLOWS	FirstMark Communications Participations S.à r.l.
For the years ended December 31, 2003 and 2002	and Subsidiaries
(expressed in thousands of Euros)

	2003	2002

CASH FLOW FROM OPERATING ACTIVITIES
Net income / (loss)	60,393	(163,632)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Accretion expenses	44	—
Depreciation and amortization	14,843	27,360
Provision for doubtful accounts	288	618
Loss on disposal of assets	1,252	—
Restructuring of Renfe	(59,438)
Gain on extinguishment of debt	(33,780)	(6,270)
Non-cash interest charge	6,087	2,387
Impairment of assets	1,651	112,074
Cumulative effect on prior years applying SFAS 143	256	—
Changes in operating assets and liabilities:
• decrease in accounts receivable	1,993	5,066
• decrease in receivable from related parties	1,382	3,186
• (increase)/decrease in prepaid expenses and other current assets	(217)	1,348
• decrease in accounts payable	(1,214)	(3,667)
• (decrease)/increase in payable to related parties	6,095	(1,067)
• (decrease) in accrued liabilities	(5,312)	(3,034)
• decrease in other non-current liabilities	(738)	738
• (decrease)/increase in deferred income	(2,793)	2,862
Net cash used in operating activities	(9,208)	(22,031)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, net of disposals	(1,744)	(5,395)
Purchase of licenses and other intangible assets	—	(547)
Decrease/(increase) in pledged deposits	1,006	(569)
Net cash used in investing activities	(738)	(6,511)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt, long-term and short-term	(2,274)	(84,010)
Proceeds from shareholders (related parties)	11,646	100,279
Net cash provided by financing activities	9,372	16,269

Decrease in cash and cash equivalents	(574)	(12,273)
Cash and cash equivalents at beginning of the period	2,294	14,567

Cash and cash equivalents at end of the period	1,720	2,294

The accompanying notes are an integral part of these financial statements.

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND HISTORY

FirstMark Communications Participations S.à r.l. (the “Company” or “FMCP”, and together with its subsidiaries, the “Group”) was incorporated on March 31, 2000, under the laws of the Grand Duchy of Luxembourg as a “Société à responsabilité limitée,” which is private limited liability company.

The Company is registered in Luxembourg under the number R.C. B 75 672 and has its registered office at 5, rue Eugène Ruppert, L-2453 Luxembourg.

The Company is a subsidiary of LNG Holdings S.A. (the “Parent Company”), a Luxembourg company having its registered address at 5, rue Eugène Ruppert, L-2453 Luxembourg. Subsequent to year-end (Note 24), Cogent Communications Group, Inc. acquired the Group from LNG Holdings S.A..

The Group operates a carriers’ carrier fiber optic transport business in France, Spain, Belgium, the Netherlands and the United Kingdom using technology such as dense wavelength division multiplexing (DWDM) in combination with synchronous digital hierarchy (SDH) providing transmission capacities of several terabit per second. The Group’s Carrier Business optics network has a length of approximately 11,000 km and connects a total of 45 cities including Metropolitan Area Networks (MANs) in 9 European Business Centers within its Europe-wide network. These MANs directly connect telehouses, data-centers and major customer locations to the Company’s backbone.

In February 2003, the Company decided it was necessary to restructure the network operated by its Spanish subsidiary, LambdaNet España S.A. This network, connecting 54 cities with over 8,000 km of fiber, had been specifically designed and implemented based upon the needs of one of the Group’s largest customers. As the business of this customer has not developed as expected, it had to substantially reduce its network requirements. Further, the customer was in default of its payment obligations. Consequently, LambdaNet España S.A. restructured its extensive network to a base of core national and international requirements. This triggered a situation whereby, in order to provide sufficient time to restructure the business and ensure that the current customer requirements continue uninterrupted, in February 2003, LambdaNet España S.A. filed a “Suspension of Payments” process with the Court in Madrid. This filing was preceded by a lawsuit against the above-mentioned major customer, which was subsequently resolved.

In July 2003, LambdaNet España S.A. lifted the “Suspension of Payments” after reaching agreements with :

•                  Red Nacional de los Ferrocarriles Españoles (“RENFE”), the company’s principal fiber provider in Spain, by which, through a framework agreement, the company decreased its lease commitments by EUR 75.8 million (Note 22) resulting in a gain of EUR 59.4 million (Note 8). In addition RENFE converted existing current receivables from LambdaNet España S.A. of EUR 7.5 million into a long-term interest bearing loan to the company (Note 14). As of December 31, 2003, the executing contracts on this framework agreement signed in 2003 have not yet been finalized. However the parties are applying the new arrangements agreed in the framework agreement since it is in force effective April 1, 2003. Management believes that the executing agreements will not materially differ from the framework agreement.

•                  LNG Holdings S.A. which forgave its loan receivable from LambdaNet España S.A. for an amount of EUR 33.5 million (Note 16).

•                  A third party, which purchased from LambdaNet España S.A. certain network equipment in exchange for wavelength capacity (Note 15) to be provided by such third party to LambdaNet España S.A. for a period of 3 years.

The business has experienced significant start-up losses and as of December 31, 2003 had an accumulated deficit of EUR 164.2 million and a working capital deficit of EUR 15.9 million. The Group operates in the rapidly evolving Internet services industry, which is subject to intense competition and rapid technological change, among other factors. The realization of the carrying amounts of the Group’s assets and the classification of its liabilities is dependent on the success of future operations. The successful execution of the Group’s business plan is dependent upon the Group’s ability to increase the number of customers purchasing its services, its ability to increase its market share, the Group’s ability to integrate its businesses into the operations of its new parent company (Note 24) and realize planned synergies, the availability of and access to intra-city dark fiber and multi-tenant office buildings, the availability and performance of the Group’s network equipment, the Group’s ability to retain and attract key employees and the Group’s ability to manage its growth, among other factors. Although management believes that the Group will successfully mitigate these risks, management cannot give assurance that it will be able to do so or that the Group will ever operate profitably. The Group has obtained a commitment from its new shareholder, Cogent Communications Group Inc, to implement a business plan which, if successful, will not require additional funding.  The business plan is dependant on selling certain non core assets and significantly reducing operating expenditures. If these targets are achieved, the presently available funding, including the additional financing received subsequent to year-end (Note 24), will be sufficient to continue to operate as a going concern for the next twelve months.  These financial statements have been prepared assuming the Company will continue as a going concern.  As described above, the Company has incurred recurring operating losses and negative cash flows from operating activities and has a working capital deficit at December 31, 2003 which raise substantial doubt about its ability to continue as a going concern.  Although management has developed a plan which significantly reduces operating expenses and results in the sale of noncore assets as described above, there can be no assurance that the implementation of this plan will be successful.  These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”).

The Group operates in one reportable industry segment, telecommunication services, throughout selected countries in Europe.

The consolidated financial statements are prepared in accordance with the following significant consolidation and accounting policies:

a)              Use of estimates

The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Specifically, management has used certain significant assumptions to determine the carrying amounts of impaired assets, recoverability of deferred tax assets and accounts receivable reserves. Actual results could differ from those estimates.

b)             Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries (“Group companies”).  All significant intercompany transactions and balances have been eliminated in the consolidation. When cumulative losses applicable to minority interests exceed the minority’s interest in the subsidiary’s capital, the excess is charged against the majority interest and is not reflected as an asset except when the minority shareholders have a binding obligation to support such losses.  Subsequent profits earned by the subsidiary under such circumstances that are applicable to the minority interests are allocated to the majority interest to the extent minority losses have been previously absorbed.

c)              Cash equivalents

Highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.  The Group also considers all highly liquid temporary cash investments that are readily convertible into cash to be cash equivalents.

d)             Property and equipment

Property and equipment, which includes capitalized leases, are stated at cost, net of depreciation.  All repairs and maintenance expenditures are expensed as incurred.  Significant costs incurred prior to completion of an asset are reflected as construction in progress in the accompanying consolidated balance sheets and recorded as property and equipment at the date each segment of the applicable system becomes operational.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.  Estimated useful lives are as follows:

Buildings and improvements	40 years or life of lease, if less
Networks	5 to 10 years
Other	2 to 7 years

Indefeasible right of use (IRU) assets, which qualify as capital leases, are amortized either over the term of the lease agreement or over a period of 15 years. If the IRU has qualified as a capital lease because the lease term is equal to 75% or more of the estimated economic life of the leased property or because the present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property the IRU is amortized over the term of the lease. If the IRU has qualified as a capital lease because the lease transfers ownership of the property to the Group by the end of the lease term or because the lease contains a bargain purchase option, the IRU is amortized over 15 years. Amortization on the capitalized IRU amounts is included in depreciation expense.

e)              Intangible assets

Licenses

The Group operates in an industry that is subject to changes in competition, regulation, technology and subscriber base evolution.  In addition, the terms of the licenses are subject to periodic review for, among other things, rate making, frequency allocation and technical standards. Licenses held, subject to certain conditions, are renewable and are generally non-exclusive. The Group does not currently expect any of the Group’s operations to be required to cease due to license reviews and renewals.  Under the terms of the respective licenses, the Group companies are entitled to offer their products (e.g. Wavelength, Transport capacity, Ip-Services) to all other telecommunication operators.

Licenses are obtained through acquisitions from third parties, by application to local telecommunications regulators and auctions. Licenses are recorded at cost and are amortized using the straight-line method over the life of the license. No account is taken of potential renewal periods. Amortization of the license starts generally when operations relating to that license have commenced.

Other intangible assets

Other intangible assets include software purchased from third party suppliers, which are amortized using the straight-line basis over periods of up to 5 years.

f)                Revenue recognition

The Group records revenues for telecommunication services at the time of customer usage.  Service discounts and incentives are accounted for as a reduction of revenues when granted.

Up-front activation and connection fees are deferred and recognized over the expected subscriber life. Incremental direct costs related to a specific contract or arrangement are deferred and amortized over the expected subscriber life to the extent of deferred revenues; any excess costs, up to a maximum of the net future contractual revenues, are amortized over the minimum contract period.

Exchanges of capacity under operating leases granted/received do not represent the culmination of an earnings process and therefore income from operating leases granted is netted against expenses incurred on operating lease received. The monetary component of the exchange, if any, is deferred and recognized through income ratably over the lease period.

g)             Advertising costs

The Group has incurred no advertising costs for the years ended December 31, 2003 and 2002.

h)             Income taxes

The Group companies are subject to taxation in the countries in which they operate.  Corporate tax, including deferred taxation where appropriate, is applied at the applicable current rates on their taxable profits. Deferred income taxes are determined using the asset and liability method whereby the future expected consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements are recognized as deferred tax assets and liabilities. Deferred tax assets are recognized subject to a valuation allowance to reduce the balance to an amount, which is more likely than not to be realized.

i)                 Foreign currency translation

The functional currency of the Company and most of its subsidiaries is the Euro  (“EUR”). The functional currency of LambdaNet Communications Switzerland GmbH is the Swiss Franc.

In the financial statements of Group companies, transactions denominated in foreign currencies are recorded in local currency at the actual exchange rate existing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at year-end are reported at the exchange rates prevailing at year-end.  Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the consolidated statements of operations.

For the purpose of consolidating subsidiaries that report in currencies other than the Euro, assets and liabilities are translated using exchange rates on the respective balance sheet dates.  Income and expense items are translated using the average rates of exchange for the periods involved.  The resulting translation adjustments are recorded in stockholders’ equity.  Cumulative translation adjustments are recognized as income or expense upon disposal of operations.

The following is a table of the principal currency translation rates to the Euro:

Country	Currency	2003 Average rate	2003 Period- end rate	2002 Average rate	2002 Period- end rate
Switzerland	Swiss Franc	0.66	0.64	0.68	0.69
United Kingdom	British Pound	1.45	1.42	1.59	1.53
USA	US Dollar	0.89	0.80	1.06	0.95

j)                 Concentration of credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, are primarily cash and cash equivalents, restricted cash, and accounts receivable.  The counter parties to the agreements relating to the Group’s cash and cash equivalents and restricted cash are well established financial institutions. Accordingly, management does not believe there is a significant risk of non-performance by these counter parties. Accounts receivable are derived from the provision of telecom services to a large number of customers in Europe, including businesses as well as local telecommunications companies and management believes that the related concentration of credit risk is therefore limited. The Group maintains an allowance for doubtful accounts based upon the expected collectibility of all trade accounts receivable (note 5).

k)              Leases

Operating lease payments are charged to earnings on a straight-line basis over the life of the lease.  Assets held under capital leases are recorded on the balance sheet at the lower of the fair value of the leased asset or the present value of the guaranteed future minimum payments and depreciated over the shorter of the life of the lease or the life of the asset, except for IRUs (note 2d). The related liability is included in debt and the implied interest charge is allocated to the statement of operations in order to give a constant rate of charge on the capital obligation outstanding.

l)                 Impairment of long-lived assets

The recoverability of the Group’s long-lived assets, including its intangible assets, is subject to the future performance of the Group’s operations and the evolution of the business in accordance with its plans.  In evaluating the recoverability of its assets, the value and future benefits of the Group’s operations are periodically reviewed by management based on technological, regulatory and market conditions. In accordance with SFAS 144 long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying value of an asset exceeds the undiscounted future cash flows expected to be generated by that asset, an impairment loss is measured based on the difference between the estimated fair value and the carrying amount of the asset. Management’s estimates of fair value are based on market prices of similar assets to the extent available under the circumstances and the result of valuation techniques; these include net present values of estimated future cash flows and valuations based on market transactions in similar circumstances. For new product launches where no comparable market information is available, management bases its view on recoverability primarily on cash flow forecasts.  In addition to evaluation of possible impairment to the long-lived assets’ carrying value, the foregoing analysis also evaluates the appropriateness of the estimated useful lives of the long-lived assets.

m)           Deferred borrowing costs

Deferred costs comprise direct costs incurred with securing bank financing.  These costs are capitalized and amortized over the life of the related financing.

n)             Asset retirement obligations

In accordance with SFAS 143 the fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Group measures changes in the liability for an asset retirement obligation due to passage of time by applying an interest method of allocation to the amount of the liability at the beginning of the period. The interest rate used to measure that change is the credit-adjusted risk-free rate that existed when the liability was initially measured. That amount is recognized as an increase in the carrying amount of the liability and as an expense classified as an operating item in the statement of operations.  The Group adopted SFAS 143 for its fiscal year ending December 31, 2003. Asset retirement obligations were previously accrued on a straight–line basis over the terms of the agreements.

o)             Financial instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items. The carrying amounts of long-term debt and other financings approximate fair value due to their stated interest rates approximating market rates. Based upon the current borrowing rates available to the Group, estimated fair values of long-term debt approximate their recorded carrying amounts.

The fair values of capital lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

p)             Recent accounting pronouncements

In June 2001, the Financial Accounting Standards Board, (“FASB”) issued SFAS 143, “Accounting for Asset Retirement Obligations,” (“SFAS 143”). As disclosed under note 2n, the Group has adopted SFAS 143 effective January 1, 2003.

Effective January 1, 2003, the Company adopted SFAS 145, “Rescission of the Financial Accounting Standards Board Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002” (“SFAS 145”), which eliminates the requirement to report material gains or losses from debt extinguishments as an extraordinary item, net of any applicable income tax effect, in an entity’s statement of operations. SFAS 145 instead requires that a gain or loss recognized from a debt extinguishment be classified as an extraordinary item only when the extinguishment meets the criteria of both “unusual in nature” and “infrequent in occurrence” as prescribed under APB Opinion No. 30, “Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB No. 30”). Upon adopting SFAS 145, the Group reclassified a 2002 EUR 6.3 million gain from debt repurchases from extraordinary to recurring.

Effective January 1, 2003, the Company adopted SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), which requires that costs, including severance costs, associated with exit or disposal activities be recorded at their fair value when a liability has been incurred. Under previous guidance, certain exit costs, including severance costs, were accrued upon managements’ commitment to an exit plan, which is generally before an actual liability has been incurred. The adoption of SFAS  146 did not have a material effect on the Group’s consolidated financial statements.

In May 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” (“SFAS 149”), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Group’s consolidated financial statements.

In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” (“SFAS 150”), which establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective beginning with the second quarter of fiscal 2003 and is not effective to non US SEC registrants until January 1, 2004. The Group does not believe that the adoption of SFAS 150 will have any effect on the Group’s consolidated financial statements.

In January 2003, the FASB issued Interpretation 46, “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No.51, “Consolidated Financial Statements” (“FIN 46”). FIN 46 applies to any business enterprise that has a controlling interest, contractual relationship or other business relationship with a variable interest entity (“VIE”) and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN 46 and issued Interpretation Number 46R, “Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51” (“FIN 46R”). The decision reached included a deferral of the effective date and provisions for additional scope exception for certain type of variable interests. Application of FIN 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for period ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. The Group does not believe that the adoption of FIN 46R will have any effect on the Group’s consolidated financial statements.

In November 2002, the FASB’s Emerging Issues Task Force reached a final consensus on Issue No.00-21. “Accounting for Revenue arrangements with Multiple Deliverables” (“EITF 00-21”), which is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Under the EITF 00-21, revenue arrangements with multiple deliverables are required to be divided into separate units of accounting under certain circumstances. The adoption of EITF 00-21 did not have a material effect on the Group’s consolidated financial statements.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104, “Revenue Recognition”, which updates the guidance in SAB No. 101, integrates the related set of Frequently Asked Questions, and recognizes the role of EITF 00-21. The adoption of SAB No. 104 did not have a material effect on the Group’s consolidated financial statements.

NOTE 3 – GROUP COMPANIES

The companies included in the consolidated financial statements are the following:

Name of the Company	Country	Holding as of Dec. 31, 2003	Holding as of Dec. 31, 2002
		%	%

LambdaNet Communications (UK) Ltd.	United Kingdom	100	100

LambdaNet Communications France SAS	France	100	100

LambdaNet España S.A.	Spain	100	100

LambdaNet Communications Belgium Sprl (f.k.a. FirstMark Carrier Services Belgium Sprl)	Belgium	99	99
LambdaNet Communications Switzerland GmbH (f.k.a. FirstMark Carrier Services Switzerland GmbH	Switzerland	95	95
LambdaNet Communications Netherlands B.V. (f.k.a. FirstMark Carrier Services Netherlands B.V.)	The Netherlands	100	100

Below is a breakdown of revenues and long lived assets attributable to the Group’s main regions :

	2003	2002
	EUR ‘000	EUR ‘000
French region:
(including United Kingdom, Belgium, and the Netherlands)
Revenues	15,324	9,540
Long lived assets	92,946	103,028

Spanish region:
Revenues	8,166	13,260
Long lived assets	12,904	35,647

NOTE 4 – PLEDGED DEPOSITS

The Group has pledged certain cash and cash equivalents for a total of EUR 1.2 million (2002: EUR 2.2 million) as guarantee deposits on certain rental properties.

NOTE 5 – ACCOUNTS RECEIVABLE

Allowance for doubtful accounts comprises:

	2003	2002
	EUR ‘000	EUR ‘000

Balance as of January 1	845	227
Bad debt expense (net of recoveries)	288	618

Allowance for doubtful accounts	1,133	845

Management performs ongoing credit analyses of the accounts of its customers and provides allowances as deemed necessary. The Group’s major customers for the years ended December 31, 2003 and 2002 are as follows:

	2003 % of Group revenues	2003 % of Group accounts receivable	2002 % of Group revenues	2002 % of Group accounts receivable

Customer A	11.64%	9.40%	0.00%	0.00%
Customer B	7.33%	0.27%	2.08%	0.00%
Customer C	7.31%	1.85%	3.49%	7.73%

The contract with customer A will terminate during 2004.

NOTE 6 – OTHER ACCOUNTS RECEIVABLE

Other accounts receivable includes an amount of EUR 1.2 million (2002: EUR 3.5 million) representing value added taxes receivable and EUR 1.1 million (2002: EUR 0.2 million) representing other miscellaneous amounts receivable.

NOTE 7 – MARKETABLE SECURITIES

On March 15, 2000, the Company was granted at no cost warrants to purchase 506,600 ordinary shares (originally 5,066 shares which were subsequently split at a ratio of 1 to 100) of Floware Wireless Systems Ltd. a company listed on the US Nasdaq since September 2000. The warrants were exercisable through March 2005, at a price of US$ 3.89 per share. In 2001 Floware Wireless Systems Ltd. (“Floware”) merged into Breezecom Ltd. (“Breezecom”). Breezecom subsequently changed its name to Alvarion Ltd. The Company exercised these warrants and subsequently sold the related securities in January 2004 (Note 24).

Marketable securities as of December 31, 2003 and 2002 are recorded at fair value which is based on quoted market prices and comprised the following:

	Cost	Gross unrealized gains	Gross unrealized losses	Fair value
	EUR’000	EUR’000	EUR’000	EUR’000

2002

Alvarion Ltd. (warrants)	—	—	—	—

2003

Alvarion Ltd. (warrants)	—	2,090	—	2,090

NOTE 8 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 and 2002 comprise the following:

	2003	2002
	EUR ‘000	EUR ‘000
Network	57,363	69,706
Indefeasible right of use in networks	53,118	84,664
Property & Leasehold investments	24,201	23,861
Furniture, fixtures and office equipment	1,181	1,208
Construction in progress	—	312
Other	3,188	3,197
	139,051	182,948
Less:
Accumulated depreciation	(33,925)	(45,384)

Property and equipment, net	105,126	137,564

Cost of leased assets included in the above	53,118	84,664

The depreciation charge for the year ended December 31, 2003 was EUR 14.4 million (2002 : EUR 27.0 million).  As of December 31, 2003, and 2002 no interest has been capitalized.

In 2002, following the under-performance of certain networks and network equipment and the deterioration of market conditions, the Group evaluated the recoverability of its assets and identified an impairment. To measure the impairment, the Group determined the fair value of the assets based on discounted future cash flows and recorded an impairment for a total amount of EUR 112.1 million (Note 18), as follows:

• Network:	47.9 million
• Indefeasible right of use in networks:	64.2 million

NOTE 9 – INTANGIBLE ASSETS

Intangible assets at December 31, 2003 and 2002 comprise the following:

	2003	2002
	EUR ‘000	EUR ‘000
Licenses	1,274	1,274
Other	395	395
	1,669	1,669
Less:
Accumulated amortization	(945)	(558)

Intangible, net	724	1,111

a)            Licenses

This caption includes telecommunication licenses obtained in France, Spain and the United Kingdom amounting to EUR 1.3 million (2002: EUR 1.3 million).

b)            Amortization

The amortization charge for intangible assets for the year ended December 31, 2003 amounts to EUR 0.4 million (2002: EUR 0.4 million). Intangible assets are being amortized over periods up to 25 years.

Estimated amortization expense for the next five years is as follows:

EUR ‘000
For the year ending December 31, 2004	268
2005	112
2006	60
2007	28
2008	28

NOTE 10 – STOCKHOLDERS’ EQUITY

a) Share capital

On March 31, 2000, the Company was incorporated with a share capital of EUR 12,500 represented by 125 shares of EUR 100 each.

b) Legal Reserve

On an annual basis, if the Company reports a net profit for the year, Luxembourg Law requires appropriation of an amount equal to at least 5 % of the annual net income to a legal reserve until such reserve equals 10 % of the issued share capital.  This reserve is not available for dividend distributions.

NOTE 11 – OTHER ACCOUNTS PAYABLE

Other accounts payable consist of the following as of December 31, 2003 and 2002:

	2003	2002
	EUR ‘000	EUR ‘000

Wages and bonuses payable	47	69
Value added taxes payable	1,337	775
Other tax payable	—	51
	1,384	895

NOTE 12 – ACCRUED LIABILITIES

Accrued liabilities consist of the following as of December 31, 2003 and 2002:

	2003	2002
	EUR ‘000	EUR ‘000
Accrued expenses	2,469	8,240
Accrued tenancy expenses	—	43
	2,469	8,283

In 2002, accrued tenancy expenses include estimated costs for removing installations at points of presence under tenancy agreements. Following the adoption of SFAS 143 as of January 1, 2003, the amount for 2003 is disclosed under note 13.

NOTE 13 – ASSET RETIREMENT OBLIGATIONS

The Group is providing for asset retirement obligations for the points of presence of its networks. Such obligations have been determined using expected present value methods. The movements in the asset retirement obligations were as follows :

	2003	Pro-forma 2002
	EUR ‘000	EUR ‘000

Obligations as of January 1	933	890
Accretion expense	44	43
Obligations as of December 31	977	933

Represented by

Obligations due within one year	292	—
Obligations due after one year	685	933

NOTE 14 – DEBT AND FINANCING

As of December 31, 2003 and 2002, the Group had issued the following debt and financing instruments:

	2003	2002
	EUR ‘000	EUR ‘000
Due within one year:

Capitalized lease obligations due within one year	2,875	3,229

Total debt due within one year	2,875	3,229

Due after one year:
Notes payable to RENFE	7,870	—
Capitalized lease obligations due after one year	30,713	108,433

Total debt due after one year	38,583	108,433

a)              Significant debt and financing arrangements

The main Group financing outstanding as of December 31, 2003 and 2002 consists of the following:

RENFE - Note payable

In August 2000, LambdaNet España S.A. entered into a contract with Red Nacional de los Ferrocarriles Españoles (RENFE), pursuant to which RENFE agreed to lease to the company two fiber lines and lease space for equipment along approximately 7,500 km of its fiber optic network in Spain for a total commitment of EUR 160.5 million for an initial term of 12 years.

As discussed under note 1, in 2003 LambdaNet España S.A. renegotiated the agreement with RENFE which decreased the lease obligations by EUR 75.8 million and the related IRU’s were downsized from 7,500 km to 2,078 km. As such assets were partly impaired (Note 8) in 2002, a gain of EUR 59.4 million has been recorded in 2003.In addition, the parties renegotiated the terms of the outstanding debt existing as of March 31, 2003 amounting to EUR 10.8 million which was repaid in cash (EUR 3.3 million) with the remaining balance (EUR 7.5 million) which was converted into a long-term loan. The new loan has a term of 12 years and bears interest at a rate of  5% with a two year grace period and is repayable in 40 equal installments. The first installment is due in 2005.

Nortel Facility

In January 2001, the Group entered into a Term Loan Facility (“Term Loan Facility”) with Nortel Networks Inc. (“Nortel”) for a total amount of EUR 130.0 million, repayable in full on June 30, 2002.  LambdaNet Communications France SAS and LambdaNet España S.A. have used the Term Loan Facility exclusively for the purchase of network equipment. Advances under the Term Loan Facility bore interest at a floating interest rate at EURIBOR plus 3.50% increasing to 5.50% over the term of the Term Loan Facility.  Interest payments are payable periodically from the date of the relevant advance.

In 2002,  LNG Holdings S.A., the Parent Company, signed a term sheet agreement with Nortel to settle the Term Loan Facility as follows:

•                     All rights and obligations under the Term Loan Facility were transferred to LNG Holdings S.A.

•                     LNG Holdings S.A. made a payment to Nortel of EUR 12.0 million to cover a portion of outstanding principal.

•                     LNG Holdings S.A. issued to Nortel an Unsecured Loan Note (the “Loan Note”) of EUR 5.0 million. The Loan Note has a maturity of 5 years.  Interest accrues at 7.5% per annum.

•                     LNG Holdings S.A.  issued to Nortel 6,000 shares of Series F mandatorily redeemable convertible preferred stock having the same rights.

•                     Nortel cancelled certain invoices issued to LambdaNet España S.A. and LambdaNet Communications France SAS for a total amount of EUR 6.3 million which have been recorded as gain on debt extinguishments during the year 2002.

Deferred borrowing costs under the Nortel Facility comprise as follows:

	2003	2002
	EUR ‘000	EUR ‘000

Deferred borrowing costs	—	652
Less:
Accumulated amortization	—	(652)

	—	—

The amortization is included in the caption interest expense and amounts to EUR 0.6 million for the year ended December 31, 2002. The deferred borrowing costs were fully amortized at the time the Nortel Facility was extinguished.

Capital lease obligations

Capital lease obligations are disclosed in note 22.

b)             Analysis of debt and other financing by maturity:

The total amounts contractually repayable at December 31, 2003 and 2002 are as follows:

	2003	2002
	EUR ‘000	EUR ‘000

Due within: 1 year	2,875	3,229
1 – 2 years	3,686	3,503
2 – 3 years	3,895	3,810
3 – 4 years	4,234	4,159
4 – 5 years	2,170	4,658

Due after 5 years	24,598	92,303
	41,458	111,662

Of which capital lease Obligations	33,588	111,662

The total interest charge under these loans for the year is EUR 3.5 million (2002: EUR 16.6 million). No interest has been capitalized during 2002 or 2003.

Interest is imputed on the Group’s capital lease obligations using the lesser of the implicit rate of the lease as computed by the lessor, or the Group Company’s incremental borrowing rate. For the capital leases already in place, an incremental borrowing rate in a range between 12% and 13% has been used to impute interest.

NOTE 15 – NON MONETARY TRANSACTIONS

In 2002, LambdaNet España S.A. entered into an exchange of capacity with a third party for an initial period of 10 years through separate agreements. Both agreements in the exchange transaction are operating leases. The minimum lease payments to be made by the company amounted to EUR 10.0 million and the minimum lease payments to be received amounted to EUR 11.0 million. Amounts payable and receivable under these agreements have been offset.

As this exchange of capacity does not represent the culmination of an earnings process, the amount received from the lease has been netted against the amount paid for the lease and the difference of EUR 1.0 million is recorded as deferred income and amortized ratably over the lease period. LambdaNet España S.A. has recognized EUR 0.1 million though revenues for the year ended December 31, 2002 and the remaining deferred income of approximately EUR 0.9 million was recognized in 2003 when the customer cancelled the related contract.

In 2003 (Note 1), LambdaNet España S.A. entered into a non-monetary agreement with a third party by which:

•                  LambdaNet España S.A. sold to the third party network equipment, having a net book value of EUR 1 million, for a selling price of EUR 1.5 million.

•                 The third party provides capacity to LambdaNet España S.A. over a period of 3 years, having a contractual value of EUR 2.1 million.

•                  LambdaNet España S.A. provides capacity to the third party for 3 years for a contractual value of EUR 0.6 million.

As the fair value of the assets and services transferred is not determinable, the accounting for the transaction has been based on the net book value of the network equipment disposed of by LambdaNet España S.A. such that no gain or loss has been recognised on the disposal of the assets. The services granted by the third party have been recorded net of the exchange of services provided by LambdaNet España S.A. for an amount corresponding to the net book value of the network equipment transferred, of EUR 1.0 million. Such amount is recorded as prepaid expense and released through the statement of operations over the 3 year period of the contract.

NOTE 16 – RELATED PARTY TRANSACTIONS

Operating and administrative services with related parties

Related party balances as of December 31, 2003 include trade accounts receivable amounting to EUR 0.1 million from affiliated companies with which the Group exchanges services (2002: EUR 1.5 million).

As of December 31, 2003 related party trade payables amount to EUR 7.8 million (2002: EUR 1.3 million).

During 2003, the Group recognized EUR 1.9 million as revenue from affiliated companies resulting from affiliated companies’ use of the Group’s network (2002: EUR 0.9 million). During 2003, the Group recognized EUR 3.8 million (2002: EUR 0.3 million) as cost of revenues for the utilization by its customers of networks operated by affiliated companies.

During 2003, the Group incurred EUR 3.2 million for general and administrative services provided by affiliated companies (2002: EUR 4.5 million).

In February 2004, LambdaNet Communications GmbH (“LambdaNet Germany”), a subsidiary of the Parent Company of the Group filed for insolvency with the Court of Hannover (Germany). Considering the situation of LambdaNet Germany, the Group does not believe it will recover its EUR 1.0 million due from LamdaNet Germany, and has recorded a full allowance for such receivable, under the caption “Costs from affiliated companies”. Management does not believe that the filing for insolvency of LambdaNet Germany will significantly impact the Group’s business.

Related party financing

The Parent Company provided the following financing to the Group:

	2003	2002
	EUR ‘000	EUR ‘000
Interest free loan with no maturity	181,685	167,017
Interest bearing loan with no maturity (including accrued interest)	34,370	67,498
	216,055	234,515

The interest charge on these loans amounted to EUR 3.7 million for the year ended December 31, 2003 (2002: EUR 3.6 million). The interest rate used for 2003: 7.83% (2002: between 6.79% and 9.77%).

In June 2003, considering the financial situation of LambdaNet España S.A. (“the suspension of payments”) and in order to facilitate the reorganization of its activities, LNG Holdings S.A. decided to cancel EUR 33.5 million of its loan outstanding towards LambdaNet España S.A. This resulted in a gain of EUR 33.5 million for the year 2003.

In July 2003, LNG Holdings S.A. repurchased for EUR 0.3 million debts belonging to LambdaNet España S.A.. These debts had a face value of EUR 0.6 million. As a result of this transaction, LambdaNet España S.A. realized a gain of EUR 0.3 million as partial extinguishment of debt.

NOTE 17 – PERSONNEL CHARGES

Personnel charges consist of the following for the years ended December 31, 2003 and 2002:

	2003	2002
	EUR ‘000	EUR ‘000

Wages and salaries	5,960	7,457
Social charges	2,196	2,048
Other personnel charges	156	1
	8,312	9,506

The average number of permanent employees during 2003 was 89 (2002: 115).

The Group does not have any pension or post retirement plan arrangements.

NOTE 18  – IMPAIRMENT OF ASSETS

2002

As disclosed in note 8, the Group wrote down network assets for a total amount of EUR 112.1 million in 2002.

2003

In 2003, the Group wrote down an additional EUR 1.7 million corresponding to network equipment amounting to EUR 1.5 million and assets under construction amounting to EUR 0.2 million.

NOTE 19  – GAIN AND LOSS ON DISPOSAL OF ASSETS

In 2003, LambdaNet España S.A. disposed of points of presence generating a loss of EUR 1.2 million.

NOTE 20 –TAXES

The tax effects of significant items comprising the Group’s net deferred income tax asset/liability as of December 31, 2003 and 2002 are as follows:

	2003	2002
	EUR ‘000	EUR ‘000
Net operating and other loss carry forward	87,199	37,425
Difference between book and tax basis of assets and liabilities	—	39,200
Total deferred income tax assets	87,199	76,625
Valuation allowance	(57,922)	(76,476)
Deferred income tax assets, net of allowance	29,277	149

Deferred income tax liabilities:
Difference between book and tax basis of assets and liabilities	(29,277)	(149)

Net deferred income tax asset (liability)	—	—

Losses (profits) before income taxes in the year consisted of:

	2003	2002
	EUR ‘000	EUR ‘000

Luxembourg	262	675

Other jurisdictions	(60,655)	162,957

	(60,393)	163,632

Net operating and other loss carry forwards have expiration periods depending on their jurisdiction as follows:

	2003	2002
	EUR ‘000	EUR ‘000

Between one and five years	23,935	51,340
Between six and ten years	48	45
Unlimited period	251,384	56,590
Total	275,367	107,975

For tax purposes, EUR 275.4 million (2002 : 108.0 million) of these net operating and other loss carry forwards are not anticipated to be used within expiry periods.

Realization of the Company’s deferred tax asset is dependent on the ability of the Company and its subsidiaries to generate sufficient taxable income to utilize reversing temporary differences and carry forwards within the carry forward periods or in the near future.

The operations incurring losses operate in tax jurisdictions with rates ranging from 29% to 35%. There are no profitable operations and no undistributed earnings as of December 31, 2002 and 2003.

A reconciliation between the statutory rate and the effective tax rate is as follows:

	2003	2002
	%	%

Statutory tax rate	30.38	30.38

Effect of tax rates in foreign jurisdictions	1.29	4.28
Effect of valuation allowance	(31.67)	(34.66)
Effective tax rate	0.00	0.00

NOTE 21 – SUPPLEMENTAL CASH FLOW INFORMATION

The table below provides supplemental information to the consolidated statement of cash flows:

	2003	2002
	EUR ‘000	EUR ‘000

Cash paid for interest	2,888	3,631
Cash paid for income taxes	—	—

Supplemental schedule of non-cash investing and financing activities:
Capital lease obligations incurred for the purchase of new equipment	—	881
Unrealized gain on marketable securities	2,090	—
Non-cash debt extinguishment	33,500	—
Non-cash reduction of finance lease obligations	75,801	20,245
Non-cash disposal of fixed assets	18,605	—
Conversion of accounts payable to long-term debt	7,870	—
Asset retirement costs capitalized (net)	527	—

NOTE 22 – LEASES

The Group leases certain network capacity, office space, equipment, vehicles and operating facilities under non-cancelable operating leases. Certain leases contain renewal options and some leases for office space have contingent rental increases. IRUs accounted as capital leases are described below:

RENFE

In August 2000, LambdaNet España S.A. entered into a contract with Red Nacional de los Ferrocarriles Españoles (RENFE), pursuant to which RENFE agreed to lease to the company two fiber lines and lease space for equipment along approximately 7,500 km of its fiber optic network in Spain for a total commitment of EUR 160.5 million. The initial term of the lease was for 12 years from the date on which the last section of fiber is delivered, which may be extended for two successive terms of 3 and 5 years, respectively. This agreement is accounted for as a capital lease.

In  2002, LambdaNet España S.A. modified its agreement with RENFE, which among other things decreased its total remaining commitment to EUR 123.8 million as of January 1, 2002. This agreement has been accounted for as a capital lease.

In 2003 (note 1), LambdaNet España S.A. renegociated the agreement with RENFE as follows :

•                  The MAN network was transferred back to RENFE without penalty. This resulted in a downsizing of the existing fiber network from 7,500 kilometres to 2,078 kilometres.

•                  LambdaNet España S.A. sold some related infrastructure assets to a third party.

•                  The terms of the related outstanding debt existing as of March 31, 2003 was renegotiated. The new agreement includes an annual repayment of EUR 2.4 million and is valid for 14 years starting March 31, 2003.

Louis Dreyfus Communications S.A.

In April 2000, LambdaNet Communications France SAS entered into an agreement with Louis Dreyfus Communications S.A. to lease two pairs of dark optical fibers over 4,827 km for a period of 20 years from the date of delivery for a total commitment of EUR 42.1 million. This agreement is accounted for as a capital lease.

In April and July 2001, LambdaNet Communications France SAS and Louis Dreyfus Communications S.A. entered into amendments to the original IRU contract relating to the development of LambdaNet Communications France SAS’ dark fiber network. Pursuant to the amendments, among other things, the aggregate contract price was amended to EUR 46.0 million and the payment schedule has been postponed. However, the present value of the future minimum lease payments did not change.

Telia International Carrier

In October 2000, the Company entered into a framework agreement with Telia International Carrier GmbH (“Telia”). Under this agreement, the Company obtained the right to use Telia’s light wave conductors based on respective individual agreements with the Group companies. The agreement is for an indefinite period and can be cancelled at each year-end starting from December 31, 2012.

Following the framework agreement the Company entered into individual agreements, which are accounted for as capital leases.

Future minimum lease payments under scheduled capital and operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

	Capital leases	Operating leases
2004	6,900	3,051
2005	6,696	2,999
2006	6,496	2,931
2007	6,300	2,730
2008 and thereafter	36,597	10,415

Total minimum lease payments	62,989	22,126
Less :
Amount representing interest	(29,401)

Lease obligations	33,588

Represented by :

Obligations under capital leases due within one year	2,875

Obligations under capital leases due after one year	30,713

	33,588

Gross amount of assets recorded under capital leases	53,118

Accumulated amortization of capital lease amounts	(8,006)

Operating lease expense of EUR 4.7 million was recorded in 2003 (2002: EUR 6.3 million).

NOTE 23 – COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries are contingently liable with respect to lawsuits and other matters that arise in the normal course of business. Management is of the opinion that while it is impossible to ascertain the ultimate legal and financial liability with respect to these contingencies, the ultimate outcome of these contingencies is not anticipated to have a material effect on the Group’s financial position and operations.

The Group has contracted service and maintenance agreements with Nortel. Under these agreements, the Group has total commitment to Nortel of EUR 3.5 million for rendering services over the next 2 years. The Group has commitments under other service agreement totaling EUR 0.6 million over the next twelve months.

NOTE 24 – SUBSEQUENT EVENTS

Merger with Cogent Communications Group, Inc.

In November 2003, Symposium Inc. (“Symposium”) a Delaware corporation became the new major stockholder of LNG Holdings S.A., the Company’s then parent company.

In January 2004, LNG Holdings, S.A. transferred its interest (including debt) in the Company and its subsidiaries to Symposium Gamma, Inc. (“Gamma”), a Delaware corporation.  Prior to the transfer, Gamma had raised approximately EUR 2.1 million (USD 2.6 million) in a private equity transaction.

In January 2004, Gamma merged with a subsidiary of Cogent Communications Group, Inc. (“Cogent”).  Cogent is headquartered in Washington, DC. and is a facilities-based Internet Services Provider (“ISP”), providing Internet access to businesses in over 30 major metropolitan areas in the United States and in Toronto, Canada.  Under the merger agreement all of the issued and outstanding shares of Gamma common stock were converted into 2,575 shares of Cogent’s Series I convertible participating preferred stock and Cogent became the Company’s sole shareholder. Cogent plans to continue to support the Company’s product suite including point-to-point transport and transit services in over 40 markets and almost 30 data centers across Europe.  Cogent also intends to introduce in Europe a new set of products and services based on Cogent’s current North American product set.

Loan from Symposium Gamma

After LNG Holdings S.A. (“the Parent Company”) transferred its interest in the Company and its subsidiaries to Symposium Gamma, Inc (“Gamma”), Gamma loaned approximately EUR 2.1 million (USD 2.6 million) to the Company’s subsidiary in France.

Sale of Loans from Stockholders and Amounts due from Related Parties

In January 2004, the Company’s total debt of EUR 194.5 million owed to its previous parent LNG Holdings S.A., was assigned to Symposium Gamma, Inc. (“Gamma”) at its fair market value of EUR 1. In order to stabilize the financial condition of the Company, Cogent will not require the repayment of this obligation before March 31, 2005. Such obligation will not bear interest.  Additionally, at December 31, 2003, the Company’s subsidiaries in France and Spain had obligations due to LNG Holdings S.A. and LambdaNet Communications AG totaling EUR 15.8 million and EUR 13.5 million respectively. These amounts were also assigned to Symposium Gamma, Inc. (“Gamma”) at their fair market values of EUR 1. In order to stabilize the financial condition of these companies, Cogent will not require the repayment of these obligations before March 31, 2005. Such obligations will not bear interest.

Sale of Alvarion Ltd.

In January 2004, the Group exercised its Alvarion warrants (Note 7) and sold the related securities generating a total gain of EUR 2.8 million.

Short-term loan from Cogent

In the beginning of 2004, the Company’s subsidiaries in France and Spain borrowed approximately EUR 2.5 million from Cogent. Part of this amount (EUR 1.1 million) was repaid in February 2004.

Filing for insolvency – LambdaNet Germany

In February 2004, LambdaNet Communications AG (“LambdaNet Germany), a subsidiary of LNG Holdings S.A., the Parent Company of the Group, filed for insolvency with the Court of Hannover (Germany) (Note 16). Management does not believe that the filing for insolvency of LambdaNet Germany will impact significantly the Group’s business.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed combined pro forma financial statements (“the pro forma financial statements”) and explanatory notes have been prepared to give effect to the merger between Cogent and Symposium Gamma using the purchase method of accounting for business combinations. The merger is being accounted for as purchase business combination as defined by SFAS No. 141. Cogent is the acquiring enterprise for purposes of accounting for the merger.

In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet (“the pro forma balance sheet”) as of December 31, 2003, and unaudited condensed combined pro forma statement of operations (“the pro forma statement of operations”) for the year ended December 31, 2003, have been prepared to reflect, for accounting purposes, the merger of Symposium Gamma and Cogent.

The following pro forma financial statements have been prepared based upon the historical financial statements of Cogent and Firstmark Communications Participations S.a.r.l. (“FMCP”).  Symposium Gamma was the parent company to FMCP.  The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements of Cogent as of December 31, 2003 and 2002, for the years ended December 31, 2003, 2002 and 2001, and (b) the historical consolidated financial statements and related notes thereto of FMCP.

The pro forma balance sheet as of December 31, 2003, assumes that the January 5, 2004 acquisition of FMCP was completed on December 31, 2003.  The pro forma balance sheet includes historical audited consolidated balance sheet data of Cogent and FMCP as of December 31, 2003.

The pro forma statement of operations assumes that the merger occurred on January 1, 2003. The pro forma statements of operations for the year ended December 31, 2003, include the historical consolidated statement of operations data of Cogent and FMCP.

The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if these transactions had been consummated at the beginning of the period or on the date indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential costs savings, or one-time charges which may result from these transactions or the final result of valuations of property, plant and equipment, intangible assets, debt, and other obligations. Cogent is currently integrating the operations of FMCP, which will involve additional costs.

COGENT COMMUNICATIONS GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2003

(DOLLARS IN THOUSANDS)

	Historical Cogent	Historical FMCP	FMCP Pro Forma Acquisition Adjustments		Cogent & FMCP Pro Forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,875	$2,159	$2,575	(a)	$12,609
Short-term investments	4,115	—			4,115
Accounts receivable, net	5,066	6,782			11,848
Accounts receivable, related parties	—	143	(143	)(b)	—
Accounts receivable, other	—	2,872			2,872
Prepaid expenses and other current assets	905	2,987			3,892

Total current assets	17,961	14,943			35,335

PROPERTY AND EQUIPMENT, net	314,406	131,952	(75,494	)(c)	370,864
GOODWILL AND OTHER INTANGIBLE ASSETS, net	8,109	909	(54	)(d)	8,964
OTHER ASSETS, net	3,964	4,145			8,109

Total assets	$344,440	$151,948			$423,272

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,296	15,043			22,339
Accounts payable - related parties	—	9,751	(9,751	)(b)	—
Accounts payable - other	—	1,737			1,737
Accrued liabilities	7,885	4,819	506	(e)	13,209
Current maturities of capital lease obligations	3,646	—			3,646
Current maturities of debt	—	3,609			3,609

Total current liabilities	18,827	34,959			44,541

CAPITAL LEASE OBLIGATIONS, net of current maturities	58,107	48,429			106,536
LONG-TERM LIABILITIES:
Amended and Restated Cisco Note	17,842	—			17,842
Convertible notes, net of discount	4,107	—			4,107
Advances from related parties	—	271,187	(269,932	)(b)	1,255
Other long term liabilities	803	860			1,663
Total liabilities	99,686	355,435			175,943

STOCKHOLDERS’ EQUITY:
Convertible preferred stock, Series F	10,904	—			10,904
Convertible preferred stock, Series G	40,787	—			40,787
Convertible preferred stock, Series H	45,990	—			45,990
Convertible preferred stock, Series I	—	—	2,575	(a)	2,575
Common stock	14	—			14
Additional paid-in capital	232,461	16	(16	)(f)	232,461
Warrants	764	—			764
Deferred compensation	(32,680)	—			(32,680)
Accumulated other comprehensive income	628	2,625	(2,625	)(f)	628
Treasury stock	(90)	—			(90)
Accumulated deficit	(54,024)	(206,128)	206,128	(f)	(54,024)

Total stockholders’ equity	244,754	(203,487)			247,329

Total liabilities and stockholders’ equity	$344,440	$151,948			$423,272

NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2003

(a)                        Represents $2.5 million of cash raised by Symposium Gamma (“Gamma”) for the sale of Gamma common stock. In January 2004, Gamma merged with Cogent.  Under the merger agreement all of the issued and outstanding shares of Gamma common stock were converted into 2,575 shares of Cogent’s Series I convertible participating preferred stock and Cogent became Gamma and FMCP’s sole shareholder.   The 2,575 shares of Series I convertible participating preferred stock are convertible into approximately 16.0 million shares of Cogent’s common stock.

(b)                       Advances from related parties represent amounts due to LNG Holdings S.A. (“LNG”).  On January 5, 2004 LNG, a Luxembourg corporation, conveyed to Gamma all debt owed to LNG by FMCP and its subsidiaries.  In February 2004, Lambdanet France repaid LNG $1.3 million.  The pro forma adjustment of $269.9 million reduces advances from related parties to this amount, since it was repaid in cash.  The debts of LambdaNet Communications Deutschland AG to LNG, reflected as amounts due to related parties and accounts receivable, related parties were also assigned to Gamma.  Since these amounts were conveyed to Gamma these amounts eliminate in the consolidation of Cogent and FMCP.

(c)                        Represents the allocation of $75.5 million of $76.6 million of negative goodwill to FMCP’s property and equipment.

(d)                       Represents the estimated fair value of acquired intangible assets of $1.1 million reduced by the allocation of $1.2 million of $76.6 million of negative goodwill.  Acquired intangibles include customer contracts and will be amortized over their estimated useful lives of 2 years.

(e)                        Represents the estimated costs associate with the transaction.

(f)                          Represents the elimination of the historical equity of FMCP.

The FMCP purchase price allocation is preliminary and may change upon final determination of the fair value of the assets and liabilities acquired.

FMCP	AMOUNTS IN THOUSANDS

Fair value of assets acquired	$78,832
Less: valuation of Series I preferred stock	(2,575)
Fair value of liabilities assumed	76,257

COGENT COMMUNICATIONS GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

( IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Historical Cogent	Historical FMCP	FMPC Pro Forma Acquisition Adjustments		Cogent & FMCP Pro Forma Combined
Revenues:
Net Revenues	$59,422	$24,423	$		$83,845
Revenue with affiliated companies		2,108			2,108
Total Revenues	59,422	26,530			85,952

Operating expenses:
Cost of network services	48,324	5,026			53,350
Cost of revenue from affiliated companies		7,867			7,867
Selling, general & administrative	43,938	22,149			66,087
Impairment of assets	—	1,865			1,865
Loss on disposal of assets	—	1,414			1,414
Depreciation & amortization	48,387	16,764	(9,316	)(a)	55,835
Total operating expenses	140,649	55,085			186,418

Operating (loss) income	(81,227)	(28,554)			(100,465)

Gain - Allied Riser note exchange	24,802	—			24,802
Gain on debt extinguishment		105,283			105,283
Gain - Cisco debt restructuring	215,432	—			215,432
Exchange gain, net		75			75
Interest expense	(19,776)	(8,309)			(28,085)
Interest income and other	1,512	5			1,517
Net income before cumulative effect of accounting change	140,743	68,499			218,558
Cumulative effect on prior years of applying SFAS 143		(289)			(289)
Net income	140,743	68,210			218,269

Beneficial conversion charge	(52,000)		(2,575	)(b)	(54,575)

Net income available to common shareholders	$88,743	$68,210			$163,694

Earnings Per Share
Basic net income per common share	$18.17				$28.18
Beneficial conversion charge	$(6.71)				$(7.05)
Basic net income per common share available to common shareholders	$11.46				$21.14

Diluted net income per common share	$0.89				$1.25
Beneficial conversion charge	$(0.33)				$(0.31)
Diluted net income per common share available to common shareholders	$0.56				$0.94

Basic weighted average shares	7,744,350				7,744,350
Fully diluted weighted average shares	158,777,953		15,962,585	(c)	174,740,538

NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(a)                        Represents the reduction to depreciation and amortization expense of approximately $9.5 million from the allocation of negative goodwill to property and equipment and intangible assets and the increase to amortization expense of $0.2 million from the amortization of acquired intangible assets. Acquired intangibles include customer contracts and will be amortized over their estimated useful lives of 2 years.

(b)                       Represents the beneficial conversion charge of $2.6 million that will be recorded since the conversion prices on the Series I convertible preferred stock at issuance is less than the trading price of the Company’s common stock on that date.

(c)                        Represents the increase in fully diluted shares outstanding due to the issuance of the Series I convertible preferred stock.  The Series I convertible preferred stock is convertible into approximately 16.0 million shares of the Company’s common stock.

Exhibit Index

EXHIBIT NO.	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of January 2, 2004, by and among Cogent Communications Group, Inc., Lux Merger Sub, Inc. and Symposium Gamma, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on January 8, 2004)